POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned, ROHIT M. DESAI, does hereby constitute and appoint ANDRE' J. MCSHERRY (the "Attorney-in-Fact"), to be his true and lawful attorney-in-fact and agent, with full power to act individually for him and in his name, place and stead to do the following acts and to exercise the following powers at any time and from time to time:
1. To take any and all actions on his behalf which the undersigned could do if he were personally present with respect to the preparation, execution, filing and delivery of any and all filings made
pursuant to Section 16 of the Securities Exchange Act of 1934,
as amended, (including any Forms 3, Forms 4 and Forms 5) or
amendments thereto (collectively, the "Forms") now required
or which may hereafter be required or permitted to be made by the undersigned, Desai Capital Management Incorporated,
Rohit M. Desai Associates-II, Rohit M. Desai
Associates III, LLC, Rohit M. Desai Associates IV, LLC, Equity- Linked Investors-II, Private Equity Investors III, L.P., Private Equity Investors IV, L.P. or any other entity for which the undersigned is a partner, owner, director or officer.
2. To take any and all actions on his behalf
which the undersigned could do if he were personally
present with respect to the preparation, execution,
filing and delivery of any and all filings made
pursuant to Section 13 of the Securities Exchange
Act of 1934, as amended, (including any Schedules
l3D and Schedules 13G) or amendments thereto
or related instruments (collectively, the "Schedules")
now required or which may hereafter be required or
permitted to be made by the undersigned, Desai Capital
Management Incorporated, Rohit M. Desai Associates-II,
Rohit M. Desai Associates III, LLC, Rohit M. Desai Associates IV,
LLC, Equity Linked Investors-II, Private Equity Investors III, L.P.,
Private Equity Investors IV, L.P or any other entity for which the undersigned is a partner, owner, director or officer.
3. In connection with the foregoing power, the Attorney-in-Fact is hereby authorized:
(a) to prepare and execute any such Forms and/or Schedules;
(b) to file, such Forms and/or Schedules or cause them to be filed
with the Securities and Exchange Commission and with	such national
securities exchanges and other persons and entities as may be required; and
(c) to execute and/or deliver any and all documents relating to any of the matters referred to in paragraphs (a) and (b)above, and to make any changes in such documents as such Attorney-in-Fact shall deem appropriate. This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York.
The undersigned does hereby ratify and confirm all
that the Attorney-in-Fact shall lawfully do or
cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has hereunto
set his hand this_ 30    day of September, 2002.
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Rohit M. Desai
V


NY12524:60681.2